Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807
PRESS RELEASE

MARY CHOKSI ELECTED TO THE WHITE MOUNTAINS BOARD

HAMILTON, Bermuda, August 25, 2017 -- The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) has elected Mary Choksi as a director of the Company.
Ms. Choksi was formerly Founding Partner of the Strategic Investment Group, an investment management group founded in 1987, which designs and implements global investment strategies for large institutional and individual investors. She currently serves as a director of the Avis Budget Group and the Omnicom Group.
CEO Manning Rountree said, “We are pleased to welcome Mary to our Board of Directors. She is a thoughtful and experienced director with extensive investment management expertise that will benefit our owners.”

ADDITIONAL INFORMATION
White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.